Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
nicole.shevins@take2games.com	Alan.Lewis@take2games.com

TAKE-TWO INTERACTIVE SOFTWARE, INC.

ANNOUNCES COMMENCEMENT OF TENDER OFFER FOR 3.300% SENIOR NOTES DUE 2024

New York, NY – May 18, 2023 — Take-Two Interactive Software, Inc. (NASDAQ: TTWO) (the “Company”) announced today that it commenced a cash tender offer (the “Tender Offer”) to purchase up to $500 million aggregate principal amount (the “Tender Cap”) of its outstanding 3.300% Senior Notes due 2024 (the “Notes”).

The terms and conditions of the Tender Offer are described in the Offer to Purchase, dated May 18, 2023 (as it may be amended or supplemented from time to time, the “Offer to Purchase”). The following table sets forth some of the terms of the Tender Offer:

Title of Security	CUSIP / ISIN Number	Principal Amount Outstanding	Tender Cap (Principal Amount)	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (basis points)	Early Tender Premium (per $1,000)
3.300% Senior Notes due 2024	874054AE9 / US874054AE98	$1,000,000,000	$500,000,000	2.25% UST due March 31, 2024	FIT3	0 bps	$50

(1)

The applicable page on Bloomberg from which the Lead Dealer Manager named below will quote the bid side prices of the Reference U.S. Treasury Security. In the above table, “UST” denotes a U.S. Treasury Security.

Timetable for the Tender Offer:

•	Commencement of the Tender Offer May 18, 2023.

•	Early Tender Deadline 5:00 p.m., New York City time, on June 1, 2023, unless the Tender Offer is extended or earlier terminated.

•	Withdrawal Deadline 5:00 p.m., New York City time, on June 1, 2023, unless the Tender Offer is extended or earlier terminated.

•	Reference Yield Determination Date 10:00 a.m., New York City time, on June 2, 2023, unless the Tender Offer is extended or earlier terminated.

•	Expected Early Settlement Date June 5, 2023.

•	Expiration Date 5:00 p.m., New York City time, on June 16, 2023, unless the Tender Offer is extended or earlier terminated.

•	Expected Final Settlement Date June 21, 2023 (the second business day following the Expiration Date).

Details of the Tender Offer:

The Tender Offer will expire at 5:00 p.m., New York City time, on June 16, 2023, unless extended or earlier terminated by the Company (the “Expiration Date”). Holders of the Notes must validly tender their Notes at or before 5:00 p.m., New York City time, on June 1, 2023, unless extended (the “Early Tender Deadline”) in order to be eligible to receive the Total Consideration (as defined below), which includes the Early Tender Premium (as defined below). Tenders of Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on June 1, 2023 (the “Withdrawal Deadline”), but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.

The consideration paid in the Tender Offer for Notes that are validly tendered and not validly withdrawn at or prior to the Early Tender Deadline and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity (the “Reference Yield”) of the Reference U.S. Treasury Security specified in the table above and in the Offer to Purchase (the “Total Consideration”), and includes an early tender premium of $50 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). The Reference Yield will be determined at 10:00 a.m., New York City time, on June 2, 2023, unless extended by the Company (the “Reference Yield Determination Date”).

Holders of Notes who validly tender their Notes after the Early Tender Deadline but on or prior to the Expiration Date will only receive the Total Consideration minus the Early Tender Premium (the “Tender Offer Consideration”) per $1,000 principal amount of any such Notes tendered and not validly withdrawn by such holders that are accepted for purchase.

The Company reserves the absolute right, but is under no obligation, to increase, decrease or eliminate the Tender Cap at any time, which could result in the Company purchasing a greater or lesser aggregate principal amount of the Notes, and the Company may do so without extending the Early Tender Deadline, the Withdrawal Deadline or the Expiration Date, subject to compliance with applicable law.

If the Tender Offer is not fully subscribed as of the Early Tender Deadline, subject to the Tender Cap, Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline will be accepted for purchase in priority to Notes validly tendered following the Early Tender Deadline, subject to the satisfaction or waiver of all conditions to the Tender Offer. If the Tender Offer is fully subscribed as of the Early Tender Deadline, holders who validly tender Notes following the Early Tender Deadline will not have any of their Notes accepted for payment. Notes may be subject to proration if the aggregate principal amount validly tendered and not validly withdrawn exceeds the Tender Cap. Payment for Notes that are validly tendered prior to or at the Early Tender Deadline and that are accepted for purchase will be made promptly following the Early Tender Deadline (the “Early Settlement Date”). The Early Settlement Date is anticipated to be June 5, 2023, unless extended by the Company, assuming all conditions to the Tender Offer have been satisfied or waived by the Company. Payment for Notes that are validly tendered after the Early Tender Deadline and prior to the Expiration Date and that are accepted for purchase will be made promptly following the Expiration Date (the “Final Settlement Date”). The Final Settlement Date, if any, is anticipated to be June 21, 2023, unless extended by the Company, assuming all conditions to the Tender Offer have been satisfied or waived by the Company.

No tenders will be valid if submitted after the Expiration Date. Payments for Notes purchased will include accrued and unpaid interest (rounded to the nearest cent) on such Notes from and including the most recent interest payment date for the Notes up to, but not including, the Early Settlement Date or Final Settlement Date, as applicable.

The Tender Offer is not conditioned on any minimum principal amount of Notes being tendered. The Company’s obligation to accept for payment and to pay for the Notes validly tendered and not validly withdrawn in the Tender Offer is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase. The Company reserves the absolute right, subject to applicable law, to: (i) waive any or all conditions to the Tender Offer; (ii) extend, terminate or withdraw the Tender Offer; (iii) increase, decrease or eliminate the Tender Cap without extending the Early Tender Deadline, the Withdrawal Deadline or the Expiration Date, which could result in the Company’s purchasing a greater or lesser aggregate principal amount of the Notes; or (iv) otherwise amend the Tender Offer in any respect.

None of the Company or its affiliates, the board of directors of the Company., J.P. Morgan Securities LLC, (the “Lead Dealer Manager”), Wells Fargo Securities, LLC (the “Co-Dealer Manager” and, together with the Lead Dealer Manager, the “Dealer Managers”), D.F. King & Co., Inc., the information agent and tender agent, or The Bank of New York Mellon Trust Company, NA., as trustee under the indenture pursuant to which the Notes were issued, is making any recommendation as to whether holders should tender or refrain from tendering all or any portion of the principal amount of their Notes in the Tender Offer, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender. Holders should consult their own tax, accounting, financial and legal advisers as they deem appropriate regarding the suitability of the tax, accounting, financial and legal consequences of participating or declining to participate in the Tender Offer.

The principal purpose of the Tender Offer is to acquire the Notes in an amount up to the Tender Cap using cash on hand, including part of the net proceeds from the Company’s April 2023 $1.0 billion senior notes offering. The Notes that are accepted in the Tender Offer will be purchased by the Company and retired and cancelled and will no longer remain outstanding obligations of the Company.

J.P. Morgan Securities LLC is acting as Lead Dealer Manager for the Tender Offer. For additional information regarding the terms of the Tender Offer, please contact: J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4818 (collect). Requests for documents and questions regarding the tendering of Notes may be directed to D.F. King & Co., Inc., which is acting as the information agent and tender agent for the Tender Offer, at (800) 431-9645 (toll-free), (212) 269-5550 (toll) or email take-two@dfking.com.

If you do not tender your Notes or if you tender Notes that are not accepted for purchase, they will remain outstanding. If the Company consummates the Tender Offer, the trading market for your outstanding Notes may be significantly more limited. For a discussion of this and other risks, see “Certain Significant Consequences and Risks Relating to the Offer” in the Offer to Purchase.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER OR SOLICITATION TO PURCHASE NOTES. THE TENDER OFFER IS BEING MADE SOLELY PURSUANT TO THE OFFER TO PURCHASE, WHICH SETS FORTH THE COMPLETE TERMS OF THE TENDER OFFER THAT HOLDERS OF THE NOTES SHOULD CAREFULLY READ PRIOR TO MAKING ANY DECISION.

THE OFFER TO PURCHASE AND THIS PRESS RELEASE DO NOT CONSTITUTE AN OFFER OR SOLICITATION TO PURCHASE NOTES IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION UNDER APPLICABLE SECURITIES OR BLUE SKY LAWS. IN ANY JURISDICTION IN WHICH THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE TENDER OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE TENDER OFFER WILL BE DEEMED TO BE MADE ON BEHALF OF THE COMPANY BY THE DEALER MANAGERS, IF THE DEALER MANAGERS ARE LICENSED BROKERS OR DEALERS UNDER THE LAWS OF SUCH JURISDICTION, OR BY ONE OR MORE REGISTERED BROKERS OR DEALERS THAT ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

NONE OF THE COMPANY OR ITS AFFILIATES, THE BOARD OF DIRECTORS OF THE COMPANY, THE DEALER MANAGERS, THE TRUSTEE OF THE NOTES OR THE INFORMATION AND TENDER AGENT MAKES ANY RECOMMENDATION TO ANY HOLDER OF NOTES IN CONNECTION WITH THE TENDER OFFER. HOLDERS MUST MAKE THEIR OWN DECISIONS AS TO WHETHER TO TENDER THEIR NOTES AND, IF SO, THE PRINCIPAL AMOUNT OF NOTES TO TENDER.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. The Company develops and publishes products principally through Rockstar Games, 2K, Private Division, and Zynga. Our products are designed for console systems, personal computers, and Mobile, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms, and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

Statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,”

“predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: risks relating to our combination with Zynga; the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers and distributors; the effects of the COVID-19 pandemic on both consumer demand and the discretionary spending patterns of our customers as the situation with the pandemic continues to evolve; the risks of conducting business internationally; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and risks associated with international operations. Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” the Company’s most recent Quarterly Report on Form 10-Q, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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